EXHIBIT 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-193539) pertaining to the Qunar Cayman Islands Limited Amended and Restated 2007 Share Plan of Qunar Cayman Islands Limited of our report dated April 29, 2014, with respect to the consolidated financial statements of Qunar Cayman Islands Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2013.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

April 29, 2014